UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

April 14, 2025
Date of Report (date of earliest event reported)
___________________________________
Greenidge Generation Holdings Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
1159 Pittsford-Victor Road, Suite 240 Pittsford, New York 14534
(Address of principal executive offices and zip code)
(315) 536-2359
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	The Nasdaq Global Select Market
8.50% Senior Notes due 2026	GREEL	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 14, 2025, as part of a planned refreshment of the Board of Directors (the "Board") of Greenidge Generation Holdings Inc. (the “Company”), and not due to any disagreement with the Company on any matter relating to its operations, policies, or practices, Messrs. David Anderson and Daniel Rothaupt tendered their resignations as members of the Board.

On April 16, 2025, the Company announced the appointment of Messrs. Kenneth Hearn and Christopher Krug to fill the vacancies resulting from these resignations. The Board has appointed Mr. Hearn to the Audit Committee and Mr. Krug to the Compensation Committee. Additionally, the Board nominated Mr. Timothy Fazio to serve as Chairman of the Board. All changes will take effect on April 17, 2025.

Kenneth Fearn is an accomplished senior executive and public board member with over 30 years of experience in investments, finance and mergers and acquisitions. With both corporate and entrepreneurial experience, he has a proven track record of operating success within organizations of all sizes. He currently serves as Founder and Managing Partner of Integrated Capital, a private equity real estate firm. Prior to that he served as a Managing Director and Chief Financial Officer of Maritz, Wolff & Co., a private equity firm engaged in real estate acquisition and development. He also held previous roles at McKinsey & Co., J.P. Morgan and The Capital Group, Inc. He previously served on the board of directors of Braemar Hotels and Resorts, Inc. (NYSE: BHR), from 2016 to 2024, and chaired the audit committee, from 2022 to 2024. Mr. Fearn earned his BA from UC Berkeley and his MBA from Harvard Business School.

Christopher Krug is an experienced investor in the public markets, focusing on small cap companies across numerous industries. In 2017, he founded Chatham Harbor Capital, a generalist fund with a highly selective and concentrated portfolio, primarily targeting deep value and special situations across global small and microcap equities. Under Mr. Krug’s leadership, Chatham Harbor Capital has built a reputation for its contrarian thinking, rigorous fundamental research process, and long-term commitment to value creation. He previously served as an equity trader at Hold Brothers Capital, and held various roles at Kushner & Kushner P.C. and Charlotte Bobcats Sports and Entertainment. Mr. Krug earned his BA in Management and Finance from Clemson University.

Each of Messrs. Hearn and Krug will receive standard compensation consistent with the Company’s non-employee director compensation program, including an annual retainer of $40,000 and an equity award valued at $100,000, vesting over three years, subject to the terms of their respective award agreement, and will enter into the Company’s standard indemnification agreement for non-employee directors.

There are no family relationships between either of Messrs. Hearn or Krug and any director or executive officer of the Company that would be required to be disclosed pursuant to Item 401(d) of Regulation S-K, and there are no transactions between either of Messrs. Hearn or Krug and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On April 16, 2025, the Company issued a press release announcing the above reconstitution of the Board. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. The press release shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 – Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release dated April 16, 2025 issued by Greenidge Generation Holdings Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greenidge Generation Holdings Inc.

By:	/s/ Jordan Kovler
Name:	Jordan Kovler
Title:	Chief Executive Officer

Date: April 16, 2025